Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-215445) and Form S-8 (No. 333-199649 and No. 333-201680) of Fifth Street Asset Management Inc. of our report dated March 20, 2017 relating to the consolidated financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 20, 2017